EXHIBIT 10.50

FORM OF AGREEMENT TO CONVERT AND AMEND

This AGREEMENT TO CONVERT AND AMEND (this “Agreement”) is entered into as of June 3, 2011 by and between CNS Response, Inc., a Delaware corporation (the "Company") and the undersigned holders (“Undersigned Holders”), as the holders of Secured Convertible Promissory Notes and Subordinated Convertible Promissory Notes (both as defined below) in the aggregate principal amount set forth opposite each such holder's name below, and of the warrants to purchase the number of common stock, par value $0.001 per share (the “Common Stock”), of the Company.

WHEREAS, the Company issued secured convertible promissory notes (the “Secured Notes”) and warrants to purchase Common Stock at an exercise price of $0.30 per share (the “Warrants”)  pursuant to a certain Note and Warrant Purchase Agreement (the “October Purchase Agreement”), dated as of October 1, 2010, between the Company and the investors party thereto (such investors, the “Secured Holders”);

WHEREAS, the Company issued subordinated promissory notes (the “Subordinated Notes” and collectively with the Secured Notes, the “Notes”) and Warrants pursuant to a certain Note and Warrant Purchase Agreement (the “January Purchase Agreement”), dated as of January 20, 2011, between the Company and the investors party thereto (such investors, the “Subordinated Holders” and, collectively with the Secured Holders, the “Holders”);

WHEREAS, the Company proposes to issue shares of Common Stock in a registered public offering in Canada and the United States, in connection with which it has filed a registration statement on Form S-1 (File No. 333-173934) with the Securities and Exchange Commission (“SEC”)(the “Offering”);

WHEREAS, in order to obtain the listing of shares of Common Stock on a securities exchange in connection with the Offering, the Company has been requested to solicit the conversions and amendments specified below.

NOW, THEREFORE, the Company and the Undersigned Holders agree as follows:

1.           Each Undersigned Holder hereby waives the provisions of Section 4.1 (“Registration Rights Agreement”) of the October Purchase Agreement and the January Purchase Agreement, as applicable, as they may apply to the Offering, and consents to the registration of the issuance of the shares in the Offering.

2.           a.  Notwithstanding anything to the contrary in the October Purchase Agreement or January Purchase Agreement or any Note, as applicable, each Undersigned Holder hereby irrevocably (i) agrees and consents to the amendment of its Note(s) as specified in Exhibit A hereto and (ii) agrees to convert such amended Note(s) into shares of Common Stock in accordance with the terms set forth herein and on Exhibit A hereto, and the Company hereby agrees and consents to such amendment and conversion.  Such amendment and conversion shall be self-actuating in connection with the consummation of an Offering that yields the gross proceeds specified in Exhibit A hereto (such Offering, a “Qualified Offering”), i.e., such amendment and conversion shall be effective immediately preceding the Qualified Offering without any further action by the Company or such Undersigned Holder irrespective of whether the Note(s) being amended and converted are delivered to the Company; provided, however, that the Majority Holders (as defined in each Note) shall have agreed and consented to such amendments prior to the consummation of the Qualified Offering.  Upon the effectiveness of such amendment and conversion, the Note(s) being amended and converted pursuant hereto, and, in the case of Secured Notes, the related security interest pursuant to the Security Agreement, dated as of October 1, 2010, by and between the Company and John Pappajohn, as administrative agent for the secured parties, shall be deemed canceled and each Undersigned Holder shall be entitled to receive as the Conversion Amount shares of Common Stock at the Conversion Price in accordance with the terms of the Note(s), as amended by this Agreement and Exhibit A hereto and subject to the authority of the Company to retain share certificates as described in Section 2.e. hereof.

b.  Notwithstanding anything to the contrary in the October Purchase Agreement or January Purchase Agreement or any Note, as applicable, each Undersigned Holder and the Company hereby irrevocably agrees and consents to the amendment of the October Purchase Agreement and January Purchase Agreement, as applicable, as follows:

i.           Section 4.2 (“Restrictive Covenants”) of the October Purchase Agreement shall be deleted in its entirety; and

ii.           Section 4.2 (“Restrictive Covenants”) of the January Purchase Agreement shall be deleted in its entirety;

with such amendment being self-actuating as set forth in Section 2.a. hereof.  Upon the effective date of such amendment, any and all obligations of the Company contained in the October Purchase Agreement relating to the Secured Notes and in the January Purchase Agreement relating to the Subordinated Notes shall cease to be of any further force or effect.

c.  Each Undersigned Holder represents to the Company as follows:

i.           Accredited Investor.  The Undersigned Holder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

ii.           Investment for Own Account.  The shares of Common Stock to be issued upon conversion of the Note(s) in accordance herewith are being, and will be, acquired for his, her or its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

iii.           Knowledge and Experience.  The Undersigned Holder has such knowledge and experience in financial and business matters that (s)he is capable of evaluating the merits and risks of an investment in the shares of Common Stock and of making an informed investment decision with respect thereto, has the ability and capacity to protect his/her interests and can bear the economic risk of the acceptance of the shares of Common Stock, including a total loss of his/her investment.

iv.           Opportunity to Ask Questions.  The Undersigned Holder has had the opportunity to ask questions and receive answers from the Company or any authorized person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by the Undersigned Holder.  In connection therewith, the Undersigned Holder acknowledges that (s)he has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf.

v.           Receipt of Information.  The Undersigned Holder has received and reviewed all the information concerning the Company, the Note(s) and the shares of Common Stock underlying such Note(s), both written and oral, that the Undersigned Holder desires.  Without limiting the generality of the foregoing, the Undersigned Holder has been furnished with or has had the opportunity to acquire, and to review: all information, both written and oral, that the Undersigned Holder desires with respect to the Company’s business, management, financial affairs and prospects.  In determining whether to make this investment, the Undersigned Holder has relied solely on his/her own knowledge and understanding of the Company and its business based upon the Undersigned Holder’s own due diligence investigations and the Company’s filings with the SEC.

d.   Simultaneously with the execution of this Agreement, each Undersigned Holder is delivering a duly completed and executed Irrevocable Consent to Amend and Irrevocable Notice to Convert, the form of which is attached hereto as Exhibit A, to the Company, which shall be irrevocable and which shall be effective immediately preceding the consummation of the Qualified Offering as specified in Section 2.a.hereof and Exhibit A hereto.

e.   Each Undersigned Holder hereby authorizes the Company to retain the certificates evidencing the shares of Common Stock received upon conversion of such Undersigned Holder’s Note(s) and to deliver such certificates to an escrow trustee, if required in connection with the Qualified Offering.

f.   It is understood and agreed that the Company is making available to all Holders the same opportunity to receive the consideration set forth in Section 4 hereof.

3.           a.  Notwithstanding anything to the contrary in the October Purchase Agreement, January Purchase Agreement or any Warrant, as applicable, each of the Undersigned Holders hereby irrevocably agrees and consents to the amendment of their Warrant(s), as set forth in Exhibit B hereto, and the Company hereby agrees and consents to such amendment.  Such amendment shall be self-actuating in connection with the consummation of the Qualified Offering, i.e., such amendment shall be effective immediately preceding the Qualified Offering without any further action by the Company or the Undersigned Holders irrespective of whether the certificates evidencing the Warrants are delivered to the Company; provided, however, that the Majority Holders (as defined in each Warrant) shall have agreed and consented to such amendment prior to the consummation of the Qualified Offering.

b.  Simultaneously with the execution of this Agreement, each Undersigned Holder is delivering a duly executed Amendment to Warrant to Purchase Shares, the form of which is attached hereto as Exhibit B, to the Company, which shall be irrevocable and which shall be effective immediately preceding the consummation of the Qualified Offering as specified in Section 3.a. hereof and Exhibit B hereto.

c.  It is understood and agreed that the Company is making available to all Holders the same opportunity to receive the consideration set forth in Section 4 hereof.

4.           As consideration for the Undersigned Holder’s agreement to amend and convert its Note(s) and to amend its Warrant(s) as specified herein, the Company shall issue to such Undersigned Holder a warrant to purchase a number of shares of Common Stock corresponding to 25% of the number of shares issuable upon conversion of the principal amount (but not the accrued and unpaid interest) of the Note(s) amended and converted by such Undersigned Holder.  The terms of such new warrant shall be identical to the terms of the Warrant, as amended to give effect to the amendments specified herein and in Exhibit B hereto, except that the exercise price of such warrants shall be the price at which shares of Common Stock are sold to the public in the Qualified Offering.

5.           Each of the Undersigned Holders hereby acknowledges and confirms that the shares to be issued upon conversion of his or her Note(s) may be subject to escrow in accordance with applicable securities laws and the policies of the securities exchange on which the Common Stock is listed at the time.

6.           Each of the Undersigned Holders hereby constitutes and appoints the Company’s chief executive officer, George C. Carpenter, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in the name, place and stead of such Undersigned Holder, in any and all capacities, to execute and deliver any and all documents on behalf of such Undersigned Holder in connection with the Offering, including any escrow arrangements, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the Undersigned Holder might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

7.           THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF DELAWARE.

8.           This Agreement may only be amended by written agreement of each of the parties hereto expressly stating that such instrument is intended to modify, amend or supplement this Agreement.

9.           An Undersigned Holder may only assign this Agreement with the written consent of the Company.  The Company may freely assign this Agreement without the consent of any other party.  Any assignment of this Agreement in violation of this Section is null and void.  This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.           No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights, powers and remedies under this Agreement are cumulative and are not exclusive of any other rights, powers and remedies provided by law.

11.           This Agreement (including Exhibits A and B hereto) contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement between the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements between the parties hereto.  In the event of a conflict between the terms of this Agreement, on the one hand, and the terms of the Notes, Warrants, October Purchase Agreement and/or January Purchase Agreement, on the other hand, the terms of this Agreement shall prevail and control.

12.           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement will be binding upon the Company and the Undersigned Holders and their respective successors, assigns, heirs and personal representatives.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CNS Response, Inc.

By:
Name:
Title:

Holders of Secured Convertible Promissory
Notes:

Holders of Subordinated Convertible
Promissory Notes:

Exhibit A
CNS RESPONSE, INC.
Irrevocable Consent to Amend and Irrevocable Notice to Convert
[Secured][Subordinated] Convertible Promissory Note

issued pursuant to
[Note and Warrant Purchase Agreement, dated as of October 1, 2010, between the Company and the investors signatory thereto]

[Note and Warrant Purchase Agreement, dated as of January 21, 2011, between the Company and the investors signatory thereto]

CNS Response, Inc., a Delaware corporation (the “Company”) issued to the undersigned holder (the “Holder”) a convertible promissory note in the aggregate principal amount of ___________ (the “Note”), pursuant to the agreement specified above.

In accordance with and pursuant to the Agreement to Convert and Amend (as defined below), the Holder hereby irrevocably (i) agrees and consents to the amendment of the Note as specified below and (ii) agrees to convert such amended Note (including accrued but unpaid interest thereon through the Conversion Date, as defined below) into shares of the Company’s common stock, $0.001 par value (the “Common Stock”) as further specified in “2. Delivery of Conversion Amount” below, with such amendment and conversion being “self-actuating” in connection with the consummation of a registered public offering of the type referenced in the Agreement to Convert and Amend if such offering yields gross proceeds of at least $10 million (such offering, a “Qualified Offering”).  “Self-actuating” shall mean that such amendment and conversion shall be effective immediately preceding the Qualified Offering without any further action by the Company or the undersigned irrespective of whether the Note being amended and converted is delivered to the Company; provided, however, that the Majority Holders (as defined in the Note) shall have agreed and consented to such amendment prior to the consummation of the Qualified Offering.

Upon the effective date of such amendment and conversion, the Holder shall be entitled to receive as the Conversion Amount shares of Common Stock at the Conversion Price in accordance with the terms of Section 6 of the Note, as amended as specified below.

1.           Amendment of Note.  The Note is amended as follows:

a.           Section 1 (“Definitions”) is amended by adding the following provisions:

“(x)           ‘Agreement to Convert and Amend’ means the agreement, executed by the Company and at least the Majority Holders, in connection with a proposed Qualified Offering.”

“(y)           ‘Qualified Offering’ means the issuance by the Company of shares of Common Stock in a registered public offering in Canada and the United States, in connection with which the Company has filed a registration statement on Form S-1 (File No. 333-173934) with the Securities and Exchange Commission and in which the Company receives gross proceeds of at least $10 million.”

b.           Section 6(a)(“Conversion Right”) is replaced in its entirety with the following:

“At the time specified in Section 6(c) hereto, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 6(c), at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock equal to or in excess of one half of one share, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all stock transfer, stamp, documentary and similar taxes (excluding any taxes on the income or gain of the Holder) that may be payable with respect to the issuance and delivery of shares of Common Stock to the Holder upon conversion of any Conversion Amount.”

c.           Section 6(c)(“Optional Conversion”) is replaced in its entirety with the following:

“To convert the Conversion Amount into shares of Common Stock immediately prior to the consummation of the Qualified Offering (the date on which such conversion occurs, the ‘Conversion Date’), the Holder shall transmit by facsimile (or otherwise deliver), for receipt on or prior to the consummation of the Qualified Offering, a copy of an executed notice of conversion in the form attached to the Agreement to Convert and Amend (the ‘Conversion Notice’) to the Company.  On or before 4:00 p.m., New York Time, on the fifth (5th) Business Day following the Conversion Date, (the ‘Share Delivery Date’), the Company shall issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled; provided, however, that, to the extent required in connection with the Qualified Offering, the Company is authorized, in lieu of delivering such certificate as specified above, to deliver it to an escrow trustee, who shall retain such certificate for the duration specified in any related escrow agreement.  The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.”

d.           Section 7(d)(“Ratchet”) is deleted in its entirety.

2.           Delivery of Conversion Amount.

Aggregate Principal Amount (plus accrued and unpaid interest) to be converted:

Title of Note:____________________________

Please issue the Common Stock into which the Note is being converted in the following name and to the following address (subject to the authority of the Company to retain share certicates as specified in Section 2(e) of the Agreement to Convert and Amend):

Issue to:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered to the Company this Irrevocable Consent to Amend and Irrevocable Notice to Convert on the date written below.

CONVERTING NOTEHOLDER:

Name:

By:
Name:
Title:

Date:	____________________

Exhibit B

CNS RESPONSE, INC. (the “Company”)

Irrevocable Consent to Amend Warrant to Purchase Shares
issued pursuant to
[Note and Warrant Purchase Agreement, dated as of October 1, 2010, between the Company and the investors signatory thereto]

[Note and Warrant Purchase Agreement, dated as of January 21, 2011, between the Company and the investors signatory thereto]

CNS Response, Inc., a Delaware corporation (the “Company”) issued to the undersigned holder (the “Holder”) a warrant to purchase ________________ fully paid and nonassessable shares of common stock, par value $0.001 per share, of the Company (the “Warrant”), pursuant to the agreement specified above.

In accordance with and pursuant to the Agreement to Convert and Amend, the Holder hereby agrees and consents to amend the Warrant as specified below, with such amendment being “self-actuating” in connection with the consummation of a registered public offering in Canada and the United States for which the Company has filed a registration statement on Form S-1 (File No. 333-173934) with the Securities and Exchange Commission if such offering yields gross proceeds of at least $10 million (such offering, a “Qualified Offering”). “Self-actuating” shall mean that such amendment shall be effective immediately preceding the Qualified Offering without any further action by the Company or the undersigned irrespective of whether the certificate evidencing the Warrant being amended is delivered to the Company; provided, however, that the Majority Holders (as defined in the Warrant) shall have agreed and consented to such amendment prior to the consummation of the Qualified Offering.

1.           Amendment of Warrant. The Warrant is amended as follows:

a.           Section 7(c) (“Ratchet”) of the Warrant is deleted in its entirety.

b.           Section 2(b) of the Warrant is replaced in its entirety with the following:

“Exercise Period.  This Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending on June 30, 2016.”

c.           The date immediately following the words “Void After” at the top of the first page of the Warrant is replaced with

“June 30, 2016”.

B-1

IN WITNESS WHEREOF, the undersigned has duly executed and delivered to the Company this Irrevocable Consent to Amend on the date written below.

WARRANTHOLDER:

Name:

By:
Name:
Title:

Date:____________________

B-2